EXHIBIT 99.1

For Immediate Release
May 6, 2009

For Further Information Contact:
Thomas B. Olson, Corporate Secretary
 (303) 796-8949

INHIBITON THERAPEUTICS COMPLETES ACQUISITION OF HYDROGEN GENERATING ALTERNATIVE ENERGY COMPANY

CENTENNIAL, CO – Inhibiton Therapeutics, Inc. (OTC/BB: IHBT) (“Inhibiton” or the “Company”) announced today that it has closed its acquisition of HPI Partners, LLC (“HPIP”) and its operating subsidiary AlumiFuel Power, Inc. (“API”) of Philadelphia, Pennsylvania.  HPIP, through API, is an alternative energy company focused on commercialization of a proprietary process for generating hydrogen gas and steam for multiple niche applications.

About AlumiFuel Power, Inc.
API is a an early production stage alternative energy company that generates hydrogen gas and steam for multiple niche applications requiring on-site, on-demand fuel sources.  API’s hydrogen drives fuel cells for back-up, remote, and portable power, fills inflatable devices such as weather balloons, and can replace costly, hard-to-handle and high pressure K-Cylinders. Its steam/hydrogen output is also being designed to drive turbine-based underwater propulsion systems and auxiliary power systems.  API has significant differentiators in performance, adaptability, safety and cost-effectiveness in its target market applications, with no external power required and no toxic chemicals or by-products.

API’s technology is based on the exothermic reaction of aluminum powder and water, combined with proprietary additives which act as catalysts, initiators and reactants. Novel packaging of the aluminum powder and additives into cartridges enables them to be inserted into a generator/reactor, where an infusion of water results in the rapid generation of highly pure hydrogen and superheated steam.  API has an outstanding IP portfolio, including new patent filings embodying its unique and independent technology, and significant proprietary know-how regarding the practical ability to engineer desired reactions at required scales and rates.

API’s lab and offices are located in the Philadelphia Science Center in downtown Philadelphia, where it has access to world class testing instruments and technical talent.  API has a seasoned management team and an experienced and dedicated technical team; and has close working relationships with major industry players as path-to-market partners, including major defense contractors and commercial fabricators of the company’s reactors and cartridge products on an outsourcing basis.

About Inhibiton Therapeutics, Inc.
Inhibiton Therapeutics, Inc. has been a nominally capitalized development stage company focused on biotechnology research, development and potential commercialization of technologies and products for new cancer therapeutic agents and cancer fighting drugs called targeted therapies.  The Company is now also operating through its newly acquired subsidiary AlumiFuel Power Inc., an early production stage alternative energy company that generates hydrogen gas and steam for multiple niche applications requiring on-site, on-demand fuel sources.

The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended.  These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Any statement containing words such as "believes" "anticipates" "plans" or "expects" and other statements which are not historical facts contained in this release are forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements. Reference is made to the Company's filings with the Securities and Exchange Commission for a more complete discussion of such risks and uncertainties.